EXHIBIT P
                                                                       ---------
                                 CODE OF ETHICS

Gabelli Funds, LLC
GAMCO Investors, Inc.
Gabelli & Company, Inc.
Gabelli Advisers, Inc.
Gabelli Fixed Income LLC

Each Registered Investment
     Company or series thereof
     (each of which is
     considered to be a
     Company for this purpose)
     for which any of the
     Companies listed above
     presently or hereafter
     provides investment
     advisory or principal
     underwriting services,
     other than a money market
     fund or a fund that does
     not invest in Securities.

                                  INTRODUCTION

         This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

         The basic rule is very simple: put the client's interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

         This Code is intended to assist the companies in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

         THE  CODE IS VERY  IMPORTANT  TO THE  COMPANIES  AND  THEIR  EMPLOYEES.
VIOLATIONS CAN NOT ONLY CAUSE THE COMPANIES EMBARRASSMENT, LOSS OF BUSINESS, LEGAL RESTRICTIONS, FINES AND OTHER PUNISHMENTS BUT FOR EMPLOYEES CAN LEAD TO DEMOTION, SUSPENSION, FIRING, EJECTION FROM THE SECURITIES BUSINESS AND VERY LARGE FINES.

I.       APPLICABILITY

         A.       THE CODE APPLIES TO EACH OF THE FOLLOWING:

                      1. THE COMPANIES NAMED OR DESCRIBED AT THE TOP OF PAGE ONE
                         OF THE CODE AND ALL ENTITIES THAT ARE UNDER COMMON MANAGEMENT WITH THESE COMPANIES OR OTHERWISE AGREE TO BE SUBJECT TO THE CODE ("AFFILIATES"). A LISTING OF THE AFFILIATES, WHICH IS PERIODICALLY UPDATED, IS ATTACHED AS EXHIBIT A.

                      2. ANY  OFFICER,  DIRECTOR  OR  EMPLOYEE  OF ANY  COMPANY,
                         AFFILIATE OR FUND CLIENT (AS DEFINED BELOW) WHOSE JOB REGULARLY INVOLVES HIM IN THE INVESTMENT PROCESS. THIS INCLUDES THE FORMULATION AND MAKING OF INVESTMENT RECOMMENDATIONS AND DECISIONS, THE PURCHASE AND SALE OF SECURITIES FOR CLIENTS AND THE UTILIZATION OF INFORMATION ABOUT INVESTMENT RECOMMENDATIONS, DECISIONS AND TRADES. DUE TO THE MANNER IN WHICH THE COMPANIES AND THE AFFILIATES CONDUCT THEIR BUSINESS, EVERY EMPLOYEE SHOULD ASSUME THAT HE IS SUBJECT TO THE CODE UNLESS THE COMPLIANCE OFFICER SPECIFIES OTHERWISE.

                      3. WITH RESPECT TO ALL OF THE  COMPANIES,  AFFILIATES  AND
                         FUND  CLIENTS  EXCEPT  GABELLI  &  COMPANY,  INC.,  ANY
                         NATURAL PERSON WHO CONTROLS ANY OF THE COMPANIES, AFFILIATES OR FUND CLIENTS AND WHO OBTAINS INFORMATION REGARDING THE COMPANIES' OR THE AFFILIATES' INVESTMENT RECOMMENDATIONS OR DECISIONS. HOWEVER, A PERSON WHOSE CONTROL ARISES ONLY AS A RESULT OF HIS OFFICIAL POSITION WITH SUCH ENTITY IS EXCLUDED. DISINTERESTED DIRECTORS OF FUND CLIENTS AND INDEPENDENT DIRECTORS, FOR EXAMPLE, ARE EXCLUDED FROM COVERAGE UNDER THIS ITEM.

                      4. WITH RESPECT TO ALL OF THE  COMPANIES  AND FUND CLIENTS
                         EXCEPT GABELLI & COMPANY, INC., ANY DIRECTOR, OFFICER, GENERAL PARTNER OR PERSON PERFORMING A SIMILAR FUNCTION EVEN IF HE HAS NO KNOWLEDGE OF AND IS NOT INVOLVED IN THE INVESTMENT PROCESS. DISINTERESTED DIRECTORS OF FUND CLIENTS AND INDEPENDENT DIRECTORS ARE INCLUDED IN COVERAGE UNDER THIS ITEM.

                      5. AS AN  EXCEPTION,  THE  CODE  DOES  NOT  APPLY  TO  ANY
                         DIRECTOR, OFFICER OR EMPLOYEE OF ANY FUND CLIENT (SUCH AS CERTAIN OF THE GABELLI WESTWOOD FUNDS) WITH RESPECT TO WHICH THE COMPANIES' SERVICES DO NOT INVOLVE THE FORMULATION OR MAKING OF INVESTMENT RECOMMENDATIONS OR DECISIONS OR THE EXECUTION OF PORTFOLIO TRANSACTIONS IF THAT PERSON IS ALSO A DIRECTOR, OFFICER OR EMPLOYEE OF ANY ENTITY THAT DOES PERFORM SUCH SERVICES (SUCH AS WESTWOOD MANAGEMENT CORP.). THESE INDIVIDUALS ARE COVERED BY CODES OF ETHICS ADOPTED BY SUCH ENTITIES.

         B.       DEFINITIONS

               1. ACCESS PERSONS. THE COMPANIES AND THE PERSONS DESCRIBED IN ITEMS (A)2 AND (A)3 ABOVE OTHER THAN THOSE EXCLUDED BY ITEM (A)5 ABOVE.

               2. ACCESS PERSON ACCOUNT. INCLUDES ALL ADVISORY, BROKERAGE, TRUST OR OTHER ACCOUNTS OR FORMS OF DIRECT BENEFICIAL OWNERSHIP IN WHICH ONE OR MORE ACCESS PERSONS AND/OR ONE OR MORE MEMBERS OF AN ACCESS PERSON'S IMMEDIATE FAMILY HAVE A SUBSTANTIAL PROPORTIONATE ECONOMIC INTEREST. IMMEDIATE FAMILY INCLUDES AN ACCESS PERSON'S SPOUSE AND MINOR CHILDREN LIVING WITH THE ACCESS PERSON. A SUBSTANTIAL PROPORTIONATE ECONOMIC INTEREST WILL GENERALLY BE 10% OF THE EQUITY IN THE ACCOUNT IN THE CASE OF ANY SINGLE ACCESS PERSON AND 25% OF THE EQUITY IN THE ACCOUNT IN THE CASE OF ALL ACCESS PERSONS IN THE AGGREGATE, WHICHEVER IS FIRST APPLICABLE. INVESTMENT PARTNERSHIPS AND SIMILAR INDIRECT MEANS OF OWNERSHIP OTHER THAN REGISTERED OPEN-END INVESTMENT COMPANIES ARE ALSO TREATED AS ACCOUNTS.

                           As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

                           As a further exception,  subject to the provisions of
                           Article II(I)7, bona fide market making accounts of Gabelli & Company, Inc. are not Access Person Accounts.

                           As a further exception,  subject to the provisions of
                           Article II(I)7, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

               3. ASSOCIATE PORTFOLIO MANAGERS. ACCESS PERSONS WHO ARE ENGAGED IN SECURITIES RESEARCH AND ANALYSIS FOR DESIGNATED CLIENTS OR ARE RESPONSIBLE FOR INVESTMENT RECOMMENDATIONS FOR DESIGNATED CLIENTS BUT WHO ARE NOT PRINCIPALLY RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ANY CLIENT ACCOUNTS.

               4. CLIENTS. INVESTMENT ADVISORY ACCOUNTS MAINTAINED WITH ANY OF THE COMPANIES OR AFFILIATES BY ANY PERSON, OTHER THAN ACCESS PERSON ACCOUNTS. HOWEVER, FUND CLIENTS COVERED BY ITEM (A)(5) ABOVE ARE CONSIDERED CLIENT ACCOUNTS ONLY WITH RESPECT TO EMPLOYEES SPECIFICALLY IDENTIFIED BY THE COMPLIANCE OFFICER AS HAVING REGULAR INFORMATION REGARDING INVESTMENT RECOMMENDATIONS OR DECISIONS OR PORTFOLIO TRANSACTIONS FOR SUCH FUND CLIENTS.

               5. COMPANIES. THE COMPANIES NAMED OR DESCRIBED AT THE TOP OF PAGE ONE OF THE CODE.

               6.     COMPLIANCE   OFFICER.   THE  PERSONS   DESIGNATED  AS  THE
                      COMPLIANCE OFFICERS OF THE COMPANIES.

               7. COVERED PERSONS. THE COMPANIES, THE ACCESS PERSONS AND THE PERSONS DESCRIBED IN ITEM (A)4 ABOVE.

               8. FUND CLIENTS. CLIENTS THAT ARE REGISTERED INVESTMENT COMPANIES OR SERIES THEREOF.

                      9.   INDEPENDENT  DIRECTORS.  A  director  of  any  of the
                           Companies or Affiliates who would not be an "interested person" of any of such entities under
                           Section 2(a)(19)(B) of the Investment Company Act of 1940 but for the fact that he serves as such a director and may own beneficially up to 5% of the voting securities of any such entity and who does not have any involvement in the day-to-day activities of any of the Companies or Fund Clients.

                      10.  PORTFOLIO   MANAGERS.    ACCESS   PERSONS   WHO   ARE
                           PRINCIPALLY RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ANY CLIENT ACCOUNTS.

                      11. SECURITY. ANY FINANCIAL INSTRUMENT TREATED AS A SECURITY FOR INVESTMENT PURPOSES AND ANY RELATED INSTRUMENT SUCH AS A FUTURES, FORWARD OR SWAP CONTRACT ENTERED INTO WITH RESPECT TO ONE OR MORE SECURITIES, A BASKET OF OR AN INDEX OF SECURITIES OR COMPONENTS OF SECURITIES. HOWEVER, THE TERM SECURITY DOES NOT INCLUDE SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS, OR SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A.       BASIC RESTRICTION ON INVESTING ACTIVITIES

                  If a purchase or sale order is pending or under active consideration for any Client account by any Company or Affiliate, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         B.       Initial Public Offerings

                  No Security or related Security may be acquired in an initial public offering for any Access Person Account.

         C.       Blackout Period

                  No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager, unless the Client account receives at least as good a price as the account of the Portfolio Manager or Associate Portfolio Manager and the Compliance Officer determines under the circumstances that the Client account has not been adversely affected (including with respect to the amount of such Security able to be bought by the Client account) by the transaction for the account of the Portfolio Manager or Associate Portfolio Manager.

         D.       SHORT-TERM TRADING

                  No Security or related Security may, within a 60 day period, be bought and sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period in any Client account.

         E.       EXEMPT TRANSACTIONS

                  Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (G) below.

         F.       PERMITTED EXCEPTIONS

                  Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the pre-clearance requirements of paragraph (G) below:

               1.     NON-CONVERTIBLE  FIXED  INCOME  SECURITIES  RATED AT LEAST
                      "A";

               2.     EQUITY   SECURITIES   OF   A   CLASS   HAVING   A   MARKET
                      CAPITALIZATION IN EXCESS OF $1 BILLION;

               3. EQUITY SECURITIES OF A CLASS HAVING A MARKET CAPITALIZATION IN EXCESS OF $500 MILLION IF THE TRANSACTION IN QUESTION AND THE AGGREGATE AMOUNT OF SUCH SECURITIES AND ANY RELATED SECURITIES PURCHASED AND SOLD FOR THE ACCESS PERSON ACCOUNT IN QUESTION DURING THE PRECEDING 60 DAYS DOES NOT EXCEED 100 SHARES;

               4.     MUNICIPAL SECURITIES; AND

               5. SECURITIES TRANSACTIONS EFFECTED FOR FEDERAL, STATE OR LOCAL INCOME TAX PURPOSES THAT ARE IDENTIFIED TO THE COMPLIANCE OFFICER AT THE TIME AS BEING EFFECTED FOR SUCH PURPOSES.

                  In  addition,  the  exercise of rights that were  received pro
                  rata   with   other   security   holders   is  exempt  if  the
                  pre-clearance procedures are satisfied.

         G.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

                  No Security may be bought or sold for an Access Person Account unless (i) the Access Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from the general counsel of Gabelli Asset Management Inc.; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the general counsel does not rescind such approval prior to execution of the transaction (See paragraph I below for details of the Pre-Clearance Process.)

         H.       PRIVATE PLACEMENTS

                  The Compliance Officer will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.

         I.       PRE-CLEARANCE PROCESS

                    1. NO SECURITIES MAY BE PURCHASED OR SOLD FOR ANY ACCESS PERSON ACCOUNT UNLESS THE PARTICULAR TRANSACTION HAS BEEN APPROVED IN WRITING BY THE COMPLIANCE OFFICER OR, IN HIS ABSENCE, THE GENERAL COUNSEL OF GABELLI ASSET MANAGEMENT INC. THE COMPLIANCE OFFICER SHALL REVIEW NOT LESS FREQUENTLY THAN WEEKLY REPORTS FROM THE TRADING DESK (OR, IF APPLICABLE, CONFIRMATIONS FROM BROKERS) TO ASSURE THAT ALL TRANSACTIONS EFFECTED FOR ACCESS PERSON ACCOUNTS ARE EFFECTED IN COMPLIANCE WITH THIS CODE.

                    2. NO SECURITIES MAY BE PURCHASED OR SOLD FOR ANY ACCESS PERSON ACCOUNT OTHER THAN THROUGH THE TRADING DESK OF GABELLI & COMPANY, INC., UNLESS EXPRESS PERMISSION IS GRANTED BY THE COMPLIANCE OFFICER. SUCH PERMISSION MAY BE GRANTED ONLY ON THE CONDITION THAT THE THIRD PARTY BROKER SUPPLY THE COMPLIANCE OFFICER, ON A TIMELY BASIS, DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS FOR SUCH ACCESS PERSON IN THE ACCOUNTS MAINTAINED WITH SUCH THIRD PARTY BROKER AND COPIES OF PERIODIC STATEMENTS FOR ALL SUCH ACCOUNTS.

                    3. A TRADING APPROVAL FORM, ATTACHED AS EXHIBIT B, MUST BE COMPLETED AND SUBMITTED TO THE COMPLIANCE OFFICER FOR APPROVAL PRIOR TO ENTRY OF AN ORDER.

                    4. AFTER REVIEWING THE PROPOSED TRADE, THE LEVEL OF POTENTIAL INVESTMENT INTEREST ON BEHALF OF CLIENTS IN THE SECURITY IN QUESTION AND THE COMPANIES' RESTRICTED LISTS, THE COMPLIANCE OFFICER SHALL APPROVE (OR
                          DISAPPROVE) A TRADING ORDER ON BEHALF OF AN ACCESS PERSON AS EXPEDITIOUSLY AS POSSIBLE. THE COMPLIANCE OFFICER WILL GENERALLY APPROVE TRANSACTIONS DESCRIBED IN PARAGRAPH (F) ABOVE UNLESS THE SECURITY IN QUESTION OR A RELATED SECURITY IS ON THE RESTRICTED LIST OR THE COMPLIANCE OFFICER BELIEVES FOR ANY OTHER REASON THAT THE ACCESS PERSON ACCOUNT SHOULD NOT TRADE IN SUCH SECURITY AT SUCH TIME.

                    5. ONCE AN ACCESS PERSON'S TRADING APPROVAL FORM IS APPROVED, THE FORM MUST BE FORWARDED TO THE TRADING DESK (OR, IF A THIRD PARTY BROKER IS PERMITTED, TO THE COMPLIANCE OFFICER) FOR EXECUTION ON THE SAME DAY. IF THE ACCESS PERSON'S TRADING ORDER REQUEST IS NOT APPROVED, OR IS NOT EXECUTED ON THE SAME DAY IT IS APPROVED, THE CLEARANCE LAPSES ALTHOUGH SUCH TRADING ORDER REQUEST MAYBE RESUBMITTED AT A LATER DATE.

                    6. IN THE ABSENCE OF THE COMPLIANCE OFFICER, AN ACCESS PERSON MAY SUBMIT HIS OR HER TRADING APPROVAL FORM TO THE GENERAL COUNSEL OF GABELLI ASSET MANAGEMENT INC. TRADING APPROVAL FOR THE COMPLIANCE OFFICER MUST BE OBTAINED FROM THE GENERAL COUNSEL, AND TRADING APPROVAL FOR THE GENERAL COUNSEL MUST BE OBTAINED FROM THE COMPLIANCE OFFICER. IN NO CASE WILL THE TRADING DESK ACCEPT AN ORDER FOR AN ACCESS PERSON ACCOUNT UNLESS IT IS ACCOMPANIED BY A SIGNED TRADING APPROVAL FORM.

                    7. THE COMPLIANCE OFFICER SHALL REVIEW ALL TRADING APPROVAL FORMS, ALL INITIAL, QUARTERLY AND ANNUAL DISCLOSURE CERTIFICATIONS AND THE TRADING ACTIVITIES
                          ON BEHALF OF ALL CLIENT ACCOUNTS WITH A VIEW TO ENSURING THAT ALL COVERED PERSONS ARE COMPLYING WITH THE SPIRIT AS WELL AS THE DETAILED REQUIREMENTS OF THIS CODE. THE COMPLIANCE OFFICER WILL REVIEW ALL TRANSACTIONS IN THE MARKET MAKING ACCOUNTS OF GABELLI & COMPANY, INC. AND THE ERROR ACCOUNTS OF THE COMPANIES AND THE AFFILIATES IN ORDER TO ENSURE THAT SUCH TRANSACTIONS ARE BONA FIDE MARKET MAKING OR ERROR TRANSACTIONS OR ARE CONDUCTED IN ACCORDANCE WITH THE REQUIREMENTS OF THIS ARTICLE II.

III.     OTHER INVESTMENT-RELATED RESTRICTIONS

         A.       GIFTS

                  No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.

         B.       SERVICE AS A DIRECTOR

                  No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interests of the Clients. The Compliance Committee shall include the senior Compliance Officer of Gabelli Asset Management Inc., the general counsel of Gabelli Asset Management Inc. and at least two of the senior executives from among the Companies.

IV.      REPORTS AND ADDITIONAL COMPLIANCE PROCEDURES

A. EVERY COVERED PERSON MUST SUBMIT A REPORT (A FORM OF WHICH IS APPENDED AS EXHIBIT C) CONTAINING THE INFORMATION SET FORTH IN PARAGRAPH (B) BELOW WITH RESPECT TO TRANSACTIONS IN ANY SECURITY IN WHICH SUCH COVERED PERSON HAS OR BY REASON OF SUCH TRANSACTION ACQUIRES, ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP (AS DEFINED IN EXHIBIT D) IN THE SECURITY, AND WITH RESPECT TO ANY ACCOUNT ESTABLISHED BY THE COVERED PERSON IN WHICH ANY SECURITIES WERE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE COVERED PERSON; PROVIDED, HOWEVER, THAT:

                  1. A COVERED PERSON WHO IS REQUIRED TO MAKE REPORTS ONLY BECAUSE HE IS A DIRECTOR OF ONE OF THE FUND CLIENTS AND WHO IS A "DISINTERESTED" DIRECTOR THEREOF OR BECAUSE HE IS AN INDEPENDENT DIRECTOR NEED NOT MAKE A REPORT WITH RESPECT TO ANY TRANSACTIONS OTHER THAN THOSE WHERE HE KNEW OR SHOULD HAVE KNOWN IN THE COURSE OF HIS DUTIES AS A DIRECTOR THAT ANY FUND CLIENT HAS MADE OR MAKES A PURCHASE OR SALE OF THE SAME OR A RELATED SECURITY, OR THE INVESTMENT ADVISER OF ANY SUCH FUND CLIENT HAS CONSIDERED CAUSING ANY FUND CLIENT TO PURCHASE OR SELL THE SAME OR A RELATED SECURITY, WITHIN 15 DAYS BEFORE OR AFTER THE PURCHASE OR SALE OF SUCH SECURITY OR RELATED SECURITY BY SUCH DIRECTOR.

                  2. A COVERED PERSON NEED NOT MAKE A REPORT WITH RESPECT TO ANY TRANSACTION EFFECTED FOR, AND SECURITIES HELD IN, ANY ACCOUNT OVER WHICH SUCH PERSON DOES NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL; AND

                  3. A COVERED PERSON WILL BE DEEMED TO HAVE COMPLIED WITH THE REQUIREMENTS OF THIS ARTICLE IV INSOFAR AS THE COMPLIANCE OFFICER RECEIVES IN A TIMELY FASHION DUPLICATE MONTHLY OR QUARTERLY BROKERAGE STATEMENTS OR TRANSACTION CONFIRMATIONS ON WHICH ALL TRANSACTIONS REQUIRED TO BE REPORTED HEREUNDER ARE DESCRIBED.

B. A COVERED PERSON MUST SUBMIT THE REPORT REQUIRED BY THIS ARTICLE TO THE COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH THE TRANSACTION OR
                  ACCOUNT TO WHICH THE REPORT RELATES WAS EFFECTED OR ESTABLISHED, AND THE REPORT MUST CONTAIN THE DATE THAT THE REPORT IS SUBMITTED.

                  1. This report must contain the following information with respect to transactions:

                        a. The date of the transaction, the title and number of shares and the principal amount of each Security involved;

                        b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        c.  The price at which the transaction was effected; and

                        d. The name of the broker, dealer or bank with or through whom the transaction was effected.

                  2. This report must contain the following information with respect to accounts established:

         A. THE NAME OF THE BROKER, DEALER OR BANK WITH WHOM THE ACCOUNT WAS ESTABLISHED; AND

         b.       The date the account was established.

         C.       ANY REPORT  SUBMITTED TO COMPLY WITH THE  REQUIREMENTS OF THIS
                  ARTICLE IV MAY CONTAIN A STATEMENT THAT THE REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE PERSON MAKING SUCH REPORT THAT HE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY TO WHICH THE REPORT RELATES. A PERSON NEED NOT MAKE ANY REPORT UNDER THIS ARTICLE IV WITH RESPECT TO TRANSACTIONS EFFECTED FOR, AND SECURITIES HELD IN, ANY ACCOUNT OVER WHICH THE PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL.

         D. NO LATER THAN 10 DAYS AFTER BEGINNING EMPLOYMENT WITH ANY OF THE COMPANIES OR AFFILIATES OR OTHERWISE BECOMING A COVERED PERSON, EACH COVERED PERSON (EXCEPT FOR A "DISINTERESTED" DIRECTOR OF THE FUND CLIENT OR AN INDEPENDENT DIRECTOR WHO IS REQUIRED TO SUBMIT REPORTS SOLELY BY REASON OF BEING SUCH A DIRECTOR) MUST SUBMIT A REPORT CONTAINING THE FOLLOWING
                  INFORMATION:

                  1. THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE COVERED PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP WHEN THE PERSON BECAME A COVERED PERSON;

                  2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                  3.    The date that the report is submitted.

                  The form of such report is attached as Exhibit E.

         E. ANNUALLY EACH COVERED PERSON MUST CERTIFY THAT HE HAS READ AND UNDERSTOOD THE CODE AND RECOGNIZES THAT HE IS SUBJECT TO SUCH CODE. IN ADDITION, ANNUALLY EACH COVERED PERSON MUST CERTIFY THAT HE HAS DISCLOSED OR REPORTED ALL PERSONAL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED UNDER THE CODE AND THAT HE IS NOT SUBJECT TO ANY REGULATORY DISABILITY DESCRIBED IN THE ANNUAL CERTIFICATION FORM. FURTHERMORE, EACH COVERED PERSON (EXCEPT FOR A "DISINTERESTED" DIRECTOR OF THE FUND CLIENT OR AN INDEPENDENT DIRECTOR WHO IS REQUIRED TO SUBMIT REPORTS SOLELY BY REASON OF BEING SUCH A DIRECTOR) ANNUALLY MUST SUBMIT A REPORT CONTAINING THE FOLLOWING INFORMATION (WHICH INFORMATION MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE REPORT IS SUBMITTED):

                  1. THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE COVERED PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP;

                  2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

                  3.    The date that the report is submitted.

                  THE FORM OF SUCH CERTIFICATION AND REPORT IS ATTACHED AS EXHIBIT F.

         F. AT LEAST ANNUALLY (OR QUARTERLY IN THE CASE OF ITEMS 4 AND 5 BELOW), EACH OF THE COMPANIES THAT HAS A FUND CLIENT OR THAT PROVIDES PRINCIPAL UNDERWRITING SERVICES FOR A FUND CLIENT SHALL, TOGETHER WITH EACH FUND CLIENT, FURNISH A WRITTEN REPORT TO THE BOARD OF DIRECTORS OF THE FUND CLIENT THAT:

                  1. Describes any issues arising under the Code since the last report.

                  2. CERTIFIES THAT THE COMPANIES HAVE DEVELOPED PROCEDURES CONCERNING COVERED PERSONS' PERSONAL TRADING ACTIVITIES AND REPORTING REQUIREMENTS RELEVANT TO SUCH FUND CLIENTS THAT ARE REASONABLY NECESSARY TO PREVENT VIOLATIONS OF THE CODE;

                  3. RECOMMENDS CHANGES, IF ANY, TO THE FUND CLIENTS' OR THE COMPANIES' CODES OF ETHICS OR PROCEDURES;

                  4. PROVIDES A SUMMARY OF ANY MATERIAL OR SUBSTANTIVE VIOLATIONS OF THIS CODE BY COVERED PERSONS WITH RESPECT TO SUCH FUND CLIENTS WHICH OCCURRED DURING THE PAST QUARTER AND THE NATURE OF ANY REMEDIAL ACTION TAKEN; AND

                  5. DESCRIBES ANY MATERIAL OR SIGNIFICANT EXCEPTIONS TO ANY PROVISIONS OF THIS CODE OF ETHICS AS DETERMINED UNDER
                        ARTICLE VI BELOW.

         G. THE COMPLIANCE OFFICER SHALL NOTIFY EACH EMPLOYEE OF ANY OF THE COMPANIES OR AFFILIATES AS TO WHETHER SUCH PERSON IS CONSIDERED TO BE AN ACCESS PERSON OR COVERED PERSON AND SHALL NOTIFY EACH OTHER PERSON THAT IS CONSIDERED TO BE AN ACCESS PERSON OR COVERED PERSON.

V.       SANCTIONS

         Upon  discovering  that a  Covered  Person  has not  complied  with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.      EXCEPTIONS

         The Compliance Committee of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII.     PRESERVATION OF DOCUMENTS

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefor, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-1.

VIII.    OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

IX.      FURTHER INFORMATION

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

                                                                       EXHIBIT A

                       LIST OF AFFILIATES OF THE COMPANIES

ALCE Partners, L.P.
Darien Associates LLC
Gabelli Asset Management Inc.
Gabelli Asset Management (UK) Limited
Gabelli Associates Fund
Gabelli Associates Limited
Gabelli Direct Inc.
Gabelli Fixed Income Distributors, Inc.
Gabelli Fixed Income, Inc.
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli International Gold Fund Limited
Gabelli International Limited
Gabelli International II Limited
Gabelli Multimedia Partners, L.P.
Gabelli Performance Partnership L.P.
Gabelli Securities, Inc.
Gabelli Securities International Limited
Gage Limited
Gemini Capital Management, LLC
GLI, Inc.
Gabelli Group Capital Partners, Inc. and Subsidiaries
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli European Partners, L.P.
Gabelli European Partners, Ltd.
Gabelli Fund, LDC
MJG Associates, Inc.
New Century Capital Partners, L.P.
OpNet Partners, L.P.

                                                                       EXHIBIT B

                       PRE-CLEARANCE TRADING APPROVAL FORM

I, ______________________________________ (name), am an Access Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

ACQUISITION OR DISPOSITION (circle one)
--------------------------

Name of Account:
                ----------------------------------------------------------------

Account Number:
               -----------------------------------------------------------------

Date of Request:
                ----------------------------------------------------------------

Security:
         -----------------------------------------------------------------------

Amount or # of Shares:
                      ----------------------------------------------------------

Broker:
       -------------------------------------------------------------------------

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature:                                Print Name:
          -------------------------------            ---------------------------

APPROVED OR DISAPPROVED(Circle One)
-----------------------

Date of Approval:
                 ------------------------

Signature:                                Print Name:
          -------------------------------            ---------------------------

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Compliance Officer) for immediate execution.

                                                                       EXHIBIT C

                               TRANSACTION REPORT

Report submitted by:
                    ------------------------------------------------------------
                                           Print Name

This transaction report (the "Report") is submitted pursuant to Section IV (B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment or affiliation.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return Page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS OR ACCOUNTS ESTABLISHED DURING THE PERIOD ____________ THROUGH ____________ . I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
         -----------------------------------------------------------------------

Position
        ------------------------------------------------------------------------

Date
    ----------------------------------------------------------------------------

                               TRANSACTION REPORT

Report submitted by:
                    ------------------------------------------------------------
                                         Print Name

The following tables supply the information required by Section IV (B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

                                  TRANSACTIONS
--------------------------------------------------------------------------------

                                      Whether Purchase,
                                     Sale, Short Sale or                                      Name of Broker/Dealer
   Securities                           Other Type of                                         with or through Whom       Nature of
   (Name and          Date of          Disposition or     Quantity of      Price per Share       the Transaction       Ownership of
     SYMBOL)        TRANSACTION          ACQUISITION       SECURITIES       OR OTHER UNIT         WAS EFFECTED          SECURITIES
   ----------       -----------          -----------       ----------       -------------         ------------          ----------


                            NEW ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK       ACCOUNT NUMBER     DATE ACCOUNT ESTABLISHED
------------------------------       --------------     ------------------------



* To the extent specified above, I hereby disclaim beneficial ownership of any securities listed in this Report or brokerage statements or transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF ____________ THROUGH ____________ .

Signature                                   Date
          ---------------------------------     --------------------------------

Position
         ----------------------------------

                                                                       EXHIBIT D
                                                                       ---------
                              BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held be a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a control-ling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as beneficially owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                       EXHIBIT E

                             INITIAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                         Print Name

This initial holdings report (the "Report") is submitted pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF ________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature
         -----------------------------------------------------------------------

Position
        ------------------------------------------------------------------------

Date
    ----------------------------------------------------------------------------

                                                                          Page 2
                             INITIAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                            Print Name

The following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------

                                                                    Name of Broker/Dealer Where      Nature of Ownership of
   SECURITIES (NAME AND SYMBOL)         QUANTITY OF SECURITIES          SECURITIES ARE HELD                SECURITIES
   ----------------------------         ----------------------          -------------------                ----------




                                    ACCOUNTS
--------------------------------------------------------------------------------
       NAME OF BROKER, DEALER OR BANK                           ACCOUNT NUMBER
       ------------------------------                           --------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT AS OF
__________________________________.

Signature                                         Date
          -------------------------------------       --------------------------

Position
         --------------------------------------

                                                                       EXHIBIT F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (A COVERED PERSON) HEREBY CERTIFY THAT I HAVE READ AND UNDERSTOOD THE CODE OF ETHICS DATED FEBRUARY 15, 2000, AND RECOGNIZE THAT I AM SUBJECT TO ITS PROVISIONS. IN ADDITION, I HEREBY CERTIFY THAT I HAVE DISCLOSED OR REPORTED ALL PERSONAL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED UNDER THE CODE OF ETHICS;

B. WITHIN THE LAST TEN YEARS THERE HAVE BEEN NO COMPLAINTS OR DISCIPLINARY ACTIONS FILED AGAINST ME BY ANY REGULATED SECURITIES OR COMMODITIES EXCHANGE, ANY SELF-REGULATORY SECURITIES OR COMMODITIES ORGANIZATION, ANY ATTORNEY GENERAL, OR ANY GOVERNMENTAL OFFICE OR AGENCY REGULATING INSURANCE, SECURITIES, COMMODITIES OR FINANCIAL TRANSACTIONS IN THE UNITED STATES, IN ANY STATE OF THE UNITED STATES, OR IN ANY OTHER COUNTRY;

C. I HAVE NOT WITHIN THE LAST TEN YEARS BEEN CONVICTED OF OR ACKNOWLEDGED COMMISSION OF ANY FELONY OR MISDEMEANOR ARISING OUT OF MY CONDUCT AS AN EMPLOYEE, SALESPERSON, OFFICER, DIRECTOR, INSURANCE AGENT, BROKER, DEALER, UNDERWRITER, INVESTMENT MANAGER OR INVESTMENT ADVISOR; AND

D. I HAVE NOT BEEN DENIED PERMISSION OR OTHERWISE ENJOINED BY ORDER, JUDGMENT OR DECREE OF ANY COURT OF COMPETENT JURISDICTION, REGULATED SECURITIES OR COMMODITIES EXCHANGE, SELF-REGULATORY SECURITIES OR COMMODITIES ORGANIZATION OR OTHER FEDERAL OR STATE REGULATORY AUTHORITY FROM ACTING AS AN INVESTMENT ADVISOR, SECURITIES OR COMMODITIES BROKER OR DEALER, COMMODITY POOL OPERATOR OR TRADING ADVISOR OR AS AN AFFILIATED PERSON OR EMPLOYEE OF ANY INVESTMENT COMPANY, BANK, INSURANCE COMPANY OR COMMODITY BROKER, DEALER, POOL OPERATOR OR TRADING ADVISOR, OR FROM ENGAGING IN OR CONTINUING ANY CONDUCT OR PRACTICE IN CONNECTION WITH ANY SUCH ACTIVITY OR THE PURCHASE OR SALE OF ANY SECURITY.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an independent director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

Print Name:
              ------------------------------------------------------------------

Signature:
              ------------------------------------------------------------------

Date:
              ------------------------------------------------------------------

                                                                          Page 2
                             ANNUAL HOLDINGS REPORT

Report submitted by:
                    ------------------------------------------------------------
                                          Print Name

The following tables supply the information required by Section IV (E) of the Code of Ethics as of a date no more than 30 days before this report is submitted. If you have no reportable Securities holdings or accounts, write "None" in the space provided.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------

                                                                Name of Broker/Dealer Where       Nature of Ownership
  SECURITIES (NAME AND SYMBOL)      QUANTITY OF SECURITIES          SECURITIES ARE HELD              OF SECURITIES
  ----------------------------      ----------------------          -------------------              -------------



                                    ACCOUNTS
--------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                              ACCOUNT NUMBER
------------------------------                              --------------

Signature                                  Date
          ---------------------------------    -------------------------------

Position
         ----------------------------------